SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) made as of May 27, 2011 by and among Sen Yu International Holdings, Inc., a company incorporated under the laws of Delaware, USA (the “Company”), having its principal place of business at 19 West 44th Street, Suite 1108, New York, NY 10036, and the persons and entities listed on the signature page hereto under the heading “Subscriber” (each a “Subscriber” and collectively, “Subscribers”).

WHEREAS, the Company desires to sell up to an aggregate of 800,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of US$1.50 per Share (payable in RMB);

WHEREAS, the Subscriber desires to purchase Shares from the Company on such terms; and

WHEREAS, the offer and sale of the Shares by the Company (the “Offering”) is being made in reliance upon the provisions of Regulation S (“Regulation S”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Company and each Subscriber do hereby agree as follows:

1.           Agreement to Subscribe

1.1           Purchase and Issuance of the Shares.  The Subscriber is hereby subscribing for the number of Shares indicated on the signature page hereto by the caption, “Number of Shares Subscribed for” (the “Subscriber’s Shares”) which Subscriber’s Shares will be issued solely to the Subscriber.  The aggregate purchase price for such Subscriber’s Shares (the “Purchase Price”) is indicated on the signature page hereto by the caption, “Purchase Price.”

1.2           Delivery of the Purchase Price.  Upon execution of this Agreement, the Subscriber shall be bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver to the Company, on the date hereof, the Purchase Price (payable in RMB) by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion.

2.           Representations and Warranties of the Subscriber

Each Subscriber represents and warrants to the Company that:

2.1           Subscriber.  The information concerning the Subscriber provided by the Subscriber to the Company (including the information regarding the Subscriber set forth on the signature page hereto and in the Investors Suitability Questionnaire) is true, complete and accurate in all respects.  The Subscriber has provided to the Company a true, complete and accurate copy of his, her or its personal identification card, driver’s license or other valid photo identification.

2.2           Investment Purpose.  The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person (as defined below) or any other person or entity (whether located in the People’s Republic of China or elsewhere), and not with a view towards the distribution or dissemination thereof.  The Subscriber has no present arrangement to sell the Shares to or through any person or entity.  The Subscriber understands that the Shares must be held indefinitely unless such Shares are resold in accordance with the provisions of

Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

2.3           No Obligation to Register Shares.  The Subscriber understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist the Subscriber in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction other than as expressly provided herein.

2.4           Investment Experience.  The Subscriber, or the Subscriber’s professional advisors, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement.  By reason of the business and financial experience of the Subscriber or his or her professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Subscriber can protect his or her own interests in connection with the transactions described in this Agreement.  The Subscriber is able to afford the loss of his, her or its entire investment in the Shares.

2.5           Independent Investigation.  The Subscriber, in making the decision to purchase the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement.  The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to and fully and carefully review such other information concerning the Company as the Subscriber has requested.

2.6           Authority.  This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party. The entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to or if the Subscriber is an entity, the charter or other organizational documents, bylaws or other governing documents of the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound. If the Subscriber is an entity, such Subscriber is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Subscriber or its board of directors, stockholders, partners, members, or managers, as the case may be, is required.

2.7           Not a Broker-Dealer.  The Subscriber is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934, as amended (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Subscriber is a member of FINRA, or associated or Affiliated with a member of FINRA, such Subscriber agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Shares. “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

2.8           Not an Underwriter.  The Subscriber is not an underwriter of the Shares, nor is it an Affiliate of an underwriter of the Shares.

2.9           No Advice from Company.  Subscriber acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC filings, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. The Subscriber also acknowledges that it has had the opportunity to review this Agreement with exhibits hereto (including the risk factors relating to the Company attached hereto as Exhibit B) and the transactions contemplated by this Agreement with the Subscriber’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that its investment in the Shares is suitable and appropriate for the Subscriber.

2.10           Reliance on Representations and Warranties; Regulation S Exemption.  The Subscriber understands that the Shares are being offered and sold to the Subscriber in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein including the information set forth in the Investor Suitability Questionnaire in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Shares.  In this regard, the Subscriber represents, warrants and agrees that:

(i)           The Subscriber is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

(A)           any natural person resident in the United States of America;

(B)           any partnership, limited liability company, corporation or other entity organized or incorporated under the laws of the United States of America;

(C)           any estate of which any executor or administrator is a U.S. Person;

(D)           any trust of which any trustee is a U.S. Person;

(E)           any agency or branch of a foreign entity located in the United States of America;

(F)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)           any partnership, company, corporation or other entity if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(iii)           The Subscriber will not, during the period commencing on the date of issuance of the Shares and ending on the six month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)           The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(v)           The Subscriber was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Subscriber nor any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Subscriber and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Subscriber agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

 (ix)           The Subscriber has carefully reviewed and completed the investor questionnaire annexed hereto as Exhibit A.

2.11           No Advertisements.  The Subscriber did not learn of the investment in the Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

2.12           Legend.  The Subscriber acknowledges and agrees that the Shares shall bear a restricted legend (the “Legend”), in form and substance as set forth herein, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

2.13           Economic Considerations.  The Subscriber is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The Subscriber has relied solely on his or her own advisors.

2.14           Compliance with Laws.  Any resale of the Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Subscriber will not offer to sell or sell the Shares in any jurisdiction unless the Subscriber obtains all required consents, if any. The Subscriber acknowledges that such Subscriber is familiar with Rule 144 (“Rule 144”) under the Securities Act, and has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, such Subscriber will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

2.15           Investment Commitment.  The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.
2.16           Receipt of Information.  The Subscriber has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Shares requested by it and to ask questions of and receive answers from the Company regarding the Company and its businesses and the terms and conditions of the offering of the Shares.  Subscriber acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Documents, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov.

2.17           No Governmental Review.  The Subscriber is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

2.18           Potential Loss of Investment; Risk Factors.  The Subscriber understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of his or her entire investment. The Subscriber has considered carefully and understands the risks associated with an investment in the Shares, a summary of which risks is annexed hereto as Exhibit B.

2.19           Brokers and Finders.  No Subscriber will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or its subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Subscriber.

2.20           Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Subscriber was first contacted by the Company, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Subscriber nor any Affiliate of the Subscriber which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Subscriber’s investments or trading or information concerning such Subscriber’s investments, including in respect of the Shares, or (z) is subject to the Subscriber’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Subscriber or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

3.           Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that:

3.1           Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.2           Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

3.3           Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable.

4.           Repurchase

4.1           At any time after 18 months and prior to the 30 month anniversary of the closing of this Offering,, the Subscriber(s) can require the Company to repurchase their Shares purchased in this Offering at the Repurchase Price (as defined below), as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like. The Company shall pay the aggregate Repurchase Price in cash within 15 business days after the receipt by the Company of a written request from the Subscriber(s) which shall set forth the number of Shares to be repurchased and the Repurchase Price. The Repurchase Price shall be equal to the Purchase Price paid for such Shares plus interest at the rate of 10% per annum accrued daily from the date hereof to (but not including) the Repurchase Date. The Repurchase Date shall refer to the date when the written request to repurchase the Shares is received by the Company.

4.2           If the funds of the Company legally available for repurchase of the Shares on the Repurchase Date are insufficient to repurchase the total number of such Shares to be repurchased on such date, those funds that are legally available will be used to repurchase the maximum possible number of such Shares ratably among the holders of such Shares to be repurchased. The Shares not repurchased shall remain outstanding and at any time thereafter and when additional funds of the Company are legally available for the redemption, such funds will immediately be used to repurchase the balance of the Shares.
4.3           The Company’s obligations to pay the Repurchase Price under this Section 4 are unconditionally and absolutely personally guaranteed by Guarantor.

5.           Legends, etc.

5.1           Legend. Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

5.2           Subscriber’s Compliance. Nothing in this Section 5 shall affect in any way a Subscriber’s obligations and agreement to comply with all applicable securities laws upon resale of the Shares.

5.3           Company’s Refusal to Register Transfer of Shares. The Company shall refuse to register any transfer of the Shares not made in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

6.           Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA.

7.           Assignment; Entire Agreement; Amendment

7.1           Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

7.2           Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.3           Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

7.4           Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

8.           Notices; Indemnity

8.1           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, electronic mail (i.e., e-mail) or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

19 West 44th Street, Suite 1108
New York, NY 10036
Attention: Zhenyu Shang
Fax Number: (212) 997-8585

with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Attn: Barry I. Grossman, Esq.
Tel. No.: (212) 370-1300
Fax No.:  (212) 370-7889
Email: bigrossman@egsllp.com

If to the Subscriber, as per the contact information set forth on the signature page:

Any party hereto may from time to time change its address for notices by giving at least ten (10) business days written notice of such changed address to the other party hereto.

8.2           Indemnification.  The Subscriber shall indemnify and hold the Company and its officers, directors, employees, agents and affiliates harmless from and against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of the Subscriber’s breach of any representation, warranty, covenant or agreement in this Agreement.

9.           Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

10.           Survival; Severability

10.1           Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the date hereof and the issuance of the Shares.

10.2           Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.           Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

SEN YU INTERNATIONAL HOLDINGS, INC.

By: _________________________________
Name: Zhenyu Shang
Title: Chairman and Chief Executive Officer

SUBSCRIBERS:

The Subscribers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Solely with respect to Section 4 hereof:

GUARANTOR:

_________________________________
Zhenyu Shang

Annex A

Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Agreement, dated as of May [     ], 2011 (the “Agreement”), between the undersigned, Sen Yu International Holdings, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth above.

Number of Shares
Subscribed For:	Print Name of Subscriber

_______________	________________________

Purchase Price: RMB ______ (USD$_______)
By: ____________________
(Signature of Subscriber or
Authorized Signatory)

Address: _____________________

_____________________

Telephone: __________________

Fax: __________________

______________________________
Identification Number

If the Shares will be held as joint tenants, tenants in common, or community property, please complete the following:

____________________________________
Print name of spouse or other co-subscriber

____________________________________
Signature of spouse or other co-subscriber

____________________________________
Print manner in which Shares will be held

______________________________
Identification Number

Annex - 1

ACCEPTANCE OF SUBSCRIPTION

_____________________________
Name of Subscriber

ACCEPTED BY:

SEN YU INTERNATIONAL HOLDINGS, INC.

By: ___________________________________
       Name:
       Title:

Date:                                          , 2011

Accepted for                                                   Shares

Annex - 2

Exhibit A

INVESTOR SUITABILITY QUESTIONNAIRE
FOR NON-U.S. INVESTORS AS DEFINED IN RULE 902 OF REGULATION S

CONFIDENTIAL

Sen Yu International Holdings, Inc. (the “Company”) will use the responses to this questionnaire to qualify prospective investors for purposes of U.S. federal and state securities laws.  Please complete, sign, date and return one copy of this questionnaire as soon as possible, via mail or facsimile, to:

19 West 44th Street, Suite 1108
New York, NY 10036
Attention: Pearl Hou
Fax Number: (212) 997-8585
Email: Pearl.hou@gmail.com

Name:
(EXACT NAME AS IT SHOULD APPEAR ON SECURITIES)
1.	Please indicate the country in which you maintain your principal residence and how long you have maintained your principal residence in that country.
Country:
Duration:
Address:  _____________________________________________
Email Address:  _________________________________________

You agree that the Company may present this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under federal and state securities laws.  You represent that the information furnished in this questionnaire is true and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. You agree to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

______________________________________________
(Signature)

______________________________________________
Title or capacity of signing party if the subscriber is partnership, corporation, trust or other non-individual entity

Date:

I.  INDIVIDUAL INVESTORS:
(Investors other than individuals should turn to Part II)

INITIAL EACH BOX TRUE OR FALSE OR COMPLETE, AS APPROPRIATE

Disclosure of Foreign Citizenship.

1.	______ ________ True False	You are a citizen of a country other than the United States.
2.	_________________	If the answer to the preceding question is true, specify the country of which you are a citizen.
Verification of Status as a Non-”U.S. Person” under Regulation S.

3.	______ ________ True False	You are a natural person resident in the United States.

PLEASE PROVIDE COPIES OF THE IDENFICATION DOCUMENTS ISSUED BY THE COUNTRY OF WHICH YOU ARE A CITIZEN.

PLEASE TURN TO PART III AND SIGN AND DATE THIS QUESTIONNAIRE

II.  NON-INDIVIDUAL INVESTORS:*
(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity)
•	If the investment will be made by more than one affiliated entity, please complete a copy of this questionnaire for EACH entity.
•	PLEASE PROVIDE COPIES OF THE FORMATION DOCUMENTS ISSUED BY THE COUNTRY IN WHICH YOU WERE FORMED.

INITIAL EACH BOX TRUE OR FALSE

Disclosure of Foreign Ownership.

1.	______ ________ True False	You are an entity organized under the laws of a jurisdiction other than those of the United States or any state, territory or possession of the United States (a “Foreign Entity”).
2.	______ ________ True False
You are a corporation of which, in the aggregate, more than one-fourth of the capital stock is owned of record or voted by Foreign Citizens, Foreign Entities, Foreign Corporations (as defined below) or Foreign partnerships (as defined below) (a “Foreign Corporation”)

3.	______ ________ True False
You are a general or limited partnership of which any general or limited partner is a Foreign Citizen, Foreign Entity, Foreign Government, Foreign Corporation or Foreign Partnership (as defined below) (a “Foreign Partnership”)

4.	______ ________ True False	You are a representative of, or entity controlled by, any of the entities listed in items 1 through 3 above.

Verification of Status as a Non-”U.S. Person” under Regulation S.

1.	______ ________ True False	You are a partnership or corporation organized or incorporated under the laws of the United States.
2.	______ ________ True False
You are an estate of which any executor or administrator is a U.S. Person.  If the preceding sentence is true, but the executor or administrator who is a U.S. Person is a professional fiduciary and (i) there is another executor or administrator who is a non-U.S. Person who has shared or sole investment discretion with respect to the assets of the estate; and (ii) the estate is governed by foreign law, you may answer “False.”

3.	______ ________ True False
You are a trust of which any trustee is a U.S. Person.  If the preceding sentence is true, but the trustee who is a U.S. Person is a professional fiduciary and (i) there is another trustee who is a non-U.S. Person who has shared or sole investment discretion with respect to the trust assets; and (ii) no beneficiary of the trust is a U.S. Person, you may answer “False.”

4.	______ ________ True False	You are an agency or branch of a foreign entity located in the United States.
5.	______ ________ True False	You are a non-discretionary or similar account (other than an estate or trust) held by a dealer or fiduciary for the benefit or account of a U.S. Person.
6.	______ ________ True False
You are a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or (if an individual) resident in the United States.  If the preceding sentence is true, but such account is held by a dealer or other professional fiduciary organized or incorporated, or resident in the United States for the benefit or account of a non-U.S. Person, you may answer “False.”

7.	______ ________ True False
You are a partnership or corporation that was organized under the laws of any foreign jurisdiction by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act not organized or incorporated.  If the preceding sentence is true, but you were organized or incorporated and are owned by accredited investors (as defined in rule 501(a) of Regulation D) who are not natural persons, estates or trusts, you may answer “False.”

8.	______ ________ True False	You are an employee benefit plan established and administered in accordance with the law and customary practices and documentation of a country other than the United States.
9.	______ ________ True False
You are an agency or branch of a U.S. Person located outside the United States that is (i) operated for valid business reasons; (ii) engaged in the business of insurance or banking; and (iii) subject to substantive insurance or banking regulation, respectively, where located.

10.	______ ________ True False
You are the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or one of their agencies, affiliates or pension plans.

III.  SIGNATURE

You agree that the Company may disclose this questionnaire to such parties as the Company deems appropriate to establish the availability of exemptions from registration under federal and state securities laws.  You represent that the information furnished in this questionnaire is true, complete and correct and you acknowledge that the Company and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. You agree to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

FOR INDIVIDUALS:

_____________________________________
(Signature)

Date: ________________________________

FOR ENTITIES:

____________________________________
Name of Entity

____________________________________
(Signature)

____________________________________
Name of Signing Party

_____________________________________
Title of Signing Party

Date:_______________________________

Exhibit B

Risks Related to This Offering and Our Shares

There are restrictions on the transferability of the securities.

This Offering is being made pursuant to Regulation S promulgated under the Securities Act and, accordingly, the securities offered hereby have not been registered under the Securities Act and may not be re-offered, sold, or otherwise transferred unless they are registered under the Securities Act or an exemption is available therefrom.  If no registration statement under the Securities Act for the resale of such securities is filed and becomes effective, the resale of such securities may be subject to Rule 144 under the Securities Act (“Rule 144”).  Any resale of the Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

The Shares offered in this Offering are restricted securities and may be sold or transferred freely by the investors pursuant to an effective registration statement under the Securities Act or when the requirements of Rule 144 and Regulation S have been satisfied.  A substantial amount of these securities, if sold in the market all at once or at about the same time, could depress the market price of our Common Stock.  Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short the Common Stock, a practice in which an investor sells shares that he or she does not own at prevailing market prices, hoping to purchase shares later at a lower price to cover the sale.  As each of these events would cause the number of shares of Common Stock being offered for sale to increase, our Common Stock market price would likely further decline.  All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We may not have sufficient funds to repurchase the Shares upon the request of the holders and we may have difficulties raising the funds necessary to repurchase the Shares, which could negatively affect our financial condition and results of operations.

According to the Subscription Agreement, at any time after 18 months and prior to the 30 month anniversary of the closing of this Offering, the Subscriber(s) can require the Company to repurchase their Shares purchased in this Offering at the Repurchase Price, as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like. The Company will pay the aggregate Repurchase Price in cash within 15 business days after the receipt by the Company of a written request from the Subscriber(s) which shall set forth the number of Shares to be repurchased and the Repurchase Price. The Repurchase Price will be equal to the Purchase Price paid for such Shares plus interest at the rate of 10% per annum accrued daily from the date hereof to (but not including) the Repurchase Date. According to the Subscription Agreement, to the extent our available cash flow is insufficient to fund all redemption requests, those funds will be used to repurchase the maximum possible number of Shares ratably among the holders.  The Shares not repurchased shall remain outstanding and at any time thereafter when additional funds of the Company are available for the repurchase, such funds will immediately be used to repurchase the balance of the Shares.  Our obligations to redeem the balance of the Shares may limit our ability to borrow money or sell stock to fund our operations and as a result, may require a substantial portion of our cash flow from operations to be used for the repurchase of these shares, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes.  One or a combination of these factors could adversely affect our financial condition and results of operations.

Our Common Stock is quoted on the OTCBB which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the OTCBB. The OTCBB is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

The market price of our Common Stock is volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our Common Stock is volatile, and this volatility may continue.  Numerous factors, many of which are beyond our control, may cause the market price of our Common Stock to fluctuate significantly.  In addition to market and industry factors, the price and trading volume for our Common Stock may be highly volatile due to factors such as variations in our revenues, earnings and cash flow, announcements of new investments, cooperation arrangements or acquisitions. Fluctuations in market prices for our products could cause the market price of our Common Stock to change substantially.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price.  This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, the trading market for our Common Stock will be influenced by research or reports that industry or securities analysts publish about us or our business.  If one or more analysts who cover us downgrade our Common Stock, the market price for our Common Stock would likely decline.  If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price for our Common Stock or trading volume to decline.

Furthermore, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our Common Stock and other interests in our company at a time when you want to sell your Common Stock.

We may use these proceeds in ways with which you may not agree.

We have considerable discretion in the application of such proceeds.  The amount and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, our product development efforts, competitive and technological developments, and the rate of growth, if any, of our business.  You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you.  You must rely on our judgment regarding the application of the net proceeds of this Offering.  The net proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our shares.

We may need additional capital and may sell additional securities or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The conversion of preferred stock or notes or exercise of warrants we issued in our previous private placements may result in dilution to the holders of our Common Stock and cause the price of our Common Stock to decline. We may need additional capital and may sell additional securities or other equity securities or incur indebtedness, which could result in additional dilution to our stockholders or increase our debt service obligations.

When the conversion price of the Series B Preferred Stock or the exercise price of the warrants is less than the trading price of our Common Stock, the conversion of Series A Preferred Stock or the exercise of the warrants would have a dilutive effect on our stockholders.

We have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay, or may be unable to pay, any dividends. We intend to retain all earnings for the Company’s operations.

Our Common Stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock, which is currently quoted for trading on OTCBB, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act, as amended.  Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the public market.

The accounting treatment for our convertible securities is complex and subject to judgments concerning the valuation of embedded derivative rights within the applicable securities.  Fluctuations in the valuation of these rights could cause us to take charges to our earnings and make our financial results unpredictable.

Outstanding preferred stock and the warrants contain, or may be deemed to contain, embedded derivative rights in accordance with GAAP.  These derivative rights, or similar rights in convertible securities we may issue in the future, need to be, or may need to be, separately valued as of the end of each accounting period in accordance with GAAP.  Changes in the valuations of these rights, the valuation methodology or the assumptions on which the valuations are based could cause us to take charges to our earnings, which would adversely impact our results of operations.  Moreover, the methodologies, assumptions and related interpretations of accounting or regulatory authorities associated with these embedded derivatives are complex and in some cases uncertain, which could cause our accounting for these derivatives, and as a result, our financial results, to fluctuate.  There is a risk that questions could arise from investors or regulatory authorities concerning the appropriate accounting treatment of these instruments, which could require us to restate previous financial statements, which in turn could adversely impact our results of operations, our reputation and our public stock price.

Risks Relating To Our Business and Industry

Our limited operating history in hog production makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history in the hog production business. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the market for breeding hogs in the PRC. Some of these risks and uncertainties relate to our ability to:

           •           attract and retain additional customers and increase spending per customer;

           •           increase awareness of our brand and continue to develop customer loyalty in the hog farming business;

           •           respond to competitive market conditions;

           •           respond to changes in our regulatory environment;

           •           maintain effective control of our costs and expenses;

           •           raise sufficient capital to sustain and expand our business; and

           •           attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected and our future growth and operating prospects can be expected to be harmed.

Our results of operations could be adversely affected by fluctuations in the market prices for hogs and grains.

We are largely dependent on the market price of feed ingredients and the market price of hogs, all of which are determined by constantly changing and volatile market forces of supply and demand, as well as other factors over which we have little or no control. These other factors include:

           •           competing demand for corn (one of our main feed ingredients) for use in the manufacture of ethanol or other alternative fuels;

           •           economic conditions;

           •           weather, including the impact on our water supply and the impact on the availability and pricing of grains;

           •           energy prices, including the effect of changes in energy prices on our transportation costs and the cost of feed; and

           •           crop and livestock diseases.

Additionally, commodity pork prices have demonstrated a cyclical nature over periods of years, reflecting changes in the supply of fresh pork and competing proteins on the market, especially beef and chicken.

We may be unable to maintain our profitability in the face of a consolidating retail environment in the PRC.

We sell substantial amounts of our hogs to slaughter houses, which sell both to smaller retailers and also to supermarkets and large retailers. The supermarket and food retail industry in the PRC has been, and is expected to continue, undergoing a trend of development and consolidation. As the supermarket and retail food industry continue to consolidate and retail customers grow larger and become more sophisticated, they may demand lower pricing and increased promotional programs from our slaughterhouse customers, which may demand lower prices from us. If we fail to maintain good relationships with our slaughterhouse customers or if we lower prices in response to pressure from customers and are unable to increase the volume of hogs sold, our profitability could decline.

Our business depends on a small number of third parties for sales, technology, and operational efficiency.  The failure of any of those parties to perform effectively would have an adverse effect on our operations.

At this stage of our development, our business depends on services provided by a few third parties, namely:

           •           Golden Lotus, which markets our breeding swine;

           •           Wang Da, which provides fodder for farmers;

           •           Polar Genetics, Inc., which provides us advanced breeding technology; and

           •           Beijing Ershang Dahomgmen Meat Co. and Beijing Fifth Meat Factory, which purchases the majority of our hogs.

We have not established a ready replacement for any of these companies if they cease to play their current role in our business operations.  The failure or inability of either Golden Lotus or Wang Da to provide services to us may require us to suspend operations until we found a suitable replacement or developed an internal capacity to perform those functions.

We depend on a small number of customers for the vast majority of our sales.  A reduction in business from any of these customers could cause a significant decline in our sales and profitability.

The vast majority of our sales are generated from a small number of customers.  During the years ended June 30, 2009 and 2010, two customers accounted for over 94% and 97% of our total sales, respectively. We expect that during the next year we will continue to depend upon a small number of customers for a significant majority of our sales for the foreseeable future.  Any interruption in our relationship with these customers, by reason of the customer’s financial distress, purchases from other hog suppliers or otherwise, would have a significant negative effect on our results of operations.

The hog farming industry in the PRC may face increasing competition, as well as increasing industry consolidation, which may affect our market share and profit margin.

The hog farming industry in the PRC is highly competitive. Evolving government regulations in relation to the hog farming industry have driven a trend of mergers and acquisitions within the industry, with smaller farms unable to meet the increasing costs of regulatory compliance and ineligible for preferential government subsidies, and, therefore, at a competitive disadvantage. We believe our ability to maintain our market share and grow our operations within this landscape of changing and increasing competition depends largely upon our ability to distinguish our hogs from our competitors’ hogs.

We cannot assure you that our current or potential competitors will not develop hog farming technology of a comparable or superior quality to ours, or adapt more quickly than we do to evolving consumer preferences or market trends. In addition, our competitors may merge or form alliances among farms to achieve a scale of operations which would make it difficult for us to compete. Increased competition may also lead to price wars, which may adversely affect our market share and profit margin. We cannot assure you that we will be able to compete effectively with our current or potential competitors.

If Wang Da fails to satisfy its financial obligations to us, our financial condition could be harmed.

Our business model, as currently implemented, necessitates that we pay large advances to Wang Da, which supplies fodder to Wang Da’s franchisee farmers.  Over 76% of our total assets consist of advances to Wang Da as of June 30, 2010.  Wang Da in turns delivers fodder to the Wang Da Farmers on credit, expecting that they will satisfy their debts by delivering mature hogs to Wang Da, which Wang Da will, in turn, assign to us in satisfaction of the account.  Any number of factors could disrupt this program, and imperil our receivables from Wang Da, including poor production by the franchisee farmers, significant defaults by the franchisee farmers or financial or legal problems experienced by Wang Da.  If Wang Da defaults in satisfying its obligation to us, we are entitled to assume Wang Da’s legal rights as against the franchisee farmers.  In the event that the sale of those hogs did not provide sufficient returns to satisfy Wang Da’s obligations to us, we would have access to Wang Da’s additional assets to meet the shortfall.  We may find it difficult to enforce those rights. In addition, if defaults by the franchisee farmers are the cause of Wang Da’s defaults, our efforts to recover our loans directly from the franchisee farmers may be futile, in whole or in part.  The resulting bad debts would reduce or eliminate our profits for the period in which the defaults occurred, and would reduce the working capital available to fund future operations.

Our joint venture with Polar Genetics, Inc. may be terminated.

We have encountered a regulatory problem Sino-Canadian Sen Yu, the joint venture we formed with Polar Genetics, Inc., a Canadian corporation.  Under our agreement with Polar Genetics, Inc.,  we were obligated to contribute 10 million RMB in cash (approximately $1,238,543 as of March 2006) in exchange for 60% equity in the joint venture and Polar Genetics Inc. was obligated to contribute 628 breeding swine valued at 6.7 million RMB (approximately $829,825 as of March 2006) in exchange for 40% equity in the joint venture.  Polar Genetics, Inc. contributed 628 breeding swine as its portion of the registered capital of Sino-Canadian Sen Yu in October 2007.  This contribution has been accepted as registered capital by the local agency of MOFCOM, the agency of the Chinese government that is responsible for regulation of sino-foreign joint ventures.  The local administration of State Administration of Foreign Exchange (the “SAFE”), however, has not agreed that the registered capital of Sino-Canadian Sen Yu was properly paid.  As a result, we are unable to open a foreign exchange account, which renders the joint venture unable to do business with Polar Genetics.  We are currently exploring methods of resolving the problem.  It may occur, however, that we will have to terminate the joint venture.  In the event the joint venture is terminated and we are unable to reach agreement with Polar Genetics on a suitable alternative business arrangement, this could reduce our access to advanced breeding technology, diminish our prestige in the agricultural community, and decrease the competitive advantage we believe we have in the industry.

We require various licenses and permits to operate our business, and the loss of or failure to renew any or all of these licenses and permits could require us to suspend some or all of our production or distribution operations.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business. We are required to comply with applicable agriculture, sanitary, environmental and food safety standards in relation to our production processes. Our premises and transportation vehicles are subject to regular inspections by regulatory authorities for compliance with applicable regulations. Failure to pass these inspections, or the loss of or failure to renew our licenses and permits, could require us to temporarily or permanently suspend some or all of our production or distribution operations, which could adversely affect our revenues, profitability and growth prospects.

Our trademark company name may be subject to counterfeiting or imitation, which could have an adverse impact upon our reputation and brand image, as well as lead to higher administrative costs.

We regard brand positioning as one of our core competitive advantages, and intend to position our “Heilongjiang Sen Yu” brand to create the perception and image of “health, nutrition, freshness and quality” in the minds of consumers. There have been frequent occurrences of counterfeiting and imitation of products in the PRC in the past. We cannot guarantee that counterfeiting or imitation of our products will not occur in the future or that we will be able to detect it and deal with it effectively. Any occurrence of counterfeiting or imitation could impact negatively upon our corporate and brand image, particularly if the counterfeit or imitation products cause sickness, injury or death to consumers. In addition, counterfeit or imitation products could result in a reduction in our market share, a loss of revenues and an increase in our administrative expenses in respect of detection or prosecution.

The loss of senior management or key research and development personnel or our inability to recruit additional personnel may harm our business.

We are highly dependent on our senior management to manage our business and operations and on our key research and development personnel for the development of new breeding technologies. In particular, we rely substantially on our Chairman and Chief Executive Officer, Mr. Zhenyu Shang. We also depend

on our key research personnel and on our personnel skilled in information technology and logistics.   We do not maintain key man life insurance on any of our senior management or key personnel. The loss of Mr. Shang would have a material adverse affect on our business and operations. Competition for senior management and research and development personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key research and development personnel that we lose. In addition, if any member of our senior management or key employees joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company.

We compete for qualified personnel with other swine breeding companies, swine genetics companies, food processing companies, logistics companies and research institutions. Intense competition for these personnel could cause our compensation costs to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals and our operations, prospects and future growth can be expected to be materially harmed.

We do not carry business interruption insurance or product liability insurance.  As a result, we may incur uninsured losses that would adversely affect our operating results.

We could be exposed to claims and subject to liabilities for which we have no insurance protection.  Unlike agribusinesses in the U.S., but as is common in China, we do not currently maintain business interruption insurance, product liability insurance or any other comprehensive insurance policy.  As a result, we may incur uninsured liabilities and losses resulting from the conduct of our business.  There can be no guarantee that we will be able to obtain insurance coverage in the future, and even if we are able to obtain coverage, we may not carry sufficient insurance coverage to satisfy potential claims.

Contamination of the pork products that are produced from our hogs could result in widespread injury to consumers.  In such a situation, we could be faced with legal claims, even if the contamination occurred after our final delivery of the hogs, due to the difficulty in establishing the cause of contamination.  Because we do not have product liability insurance, we cannot assure you we will have enough funds to defend the Company in such litigation or to pay for liabilities arising out of a products liability claim.  To the extent we incur any product liability or other litigation losses, our expenses could materially increase substantially and our financial condition can be expected to be materially harmed.

One stockholder owns a large percentage of our outstanding stock and could significantly influence the outcome of our corporate matters.

Currently, Ligang Shang, our Chief Operating Officer and Director and the uncle of Zhenyu Shang, our Chairman and CEO, owns approximately 75.2% of our outstanding Common Stock.  This concentration of ownership of our shares by Ligang Shang will limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

If we fail to maintain effective internal controls over financial reporting, it may lead to a restatement of our financial information and the price of our Common Stock may be adversely affected, as well as our ability to access the capital markets.

We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.  Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of this assessment by our independent registered public accountants.  Although the rules do not currently apply to smaller reporting companies, as defined by the SEC, we may not eligible for smaller reporting companies’ exemption in the future, at which time we will be required to file an annual assessment of our internal controls requirement and an attestation of management’s assessment by our independent registered public accountants.  The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting.  In addition, the attestation process by our independent registered public accountant is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation.  If we cannot conclude our internal controls are as effective, or our independent registered public accountant is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed or other matters that may raise concerns for investors. Any actual or perceived weaknesses or conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may cause investors to lose confidence in our reported financial information, have an adverse impact on the trading price of our Common Stock, adversely affect our ability to access the capital markets and our ability to recruit personnel, lead to the delisting of our securities or lead to legal claims being brought against us, thereby diverting management’s attention and resources and which may materially adverse effect our reputation and business.

If the pork market in the PRC does not grow as we expect, our growth prospects, results of operations and financial condition may be adversely affected.

We believe pork products have strong growth potential in the PRC and, accordingly, we have continuously increased our sales of breeding swine. However, the market for pork products in the PRC has grown in recent years due to the increased wealth of the average resident of China, which has been the result of double-digit annual growth in the Chinese economy.  Due to the worldwide recession, the growth of the Chinese economy has slowed.  If the pork market in the PRC does not grow as we expect, our business may be harmed, we may need to adjust our growth strategy and our results of operations may be adversely affected.

If Chinese government support of pork prices changes or terminates, the price of pork and, as a result, our operations could be materially harmed.

In 2005, 2006 and again in 2009, the price of pork products fell due to depression in the market in 2005 and 2006 and oversupply in 2009. While the price of pork increased in 2007 due to a disease epidemic that reduced the supply of hogs, the price in 2009 was only stabilized as a result of a new government program of purchasing pork products on the open market to implement an effective floor price.

The Chinese government has established a national pork reserve program to stabilize pork prices. If pork price rises too quickly, the government may sell pork in the open market to slow the growth. If the pork price falls too quickly, the government may buy pork, to guarantee a minimum purchase price. As China’s most popular meat, pork forms a major component of China’s consumer price index. For this reason, the central government pays very close attention to fluctuations in pork prices. On one hand, the central government does not want pork to become unaffordable for the average consumer, which has led to citizen complaints in the past. On the other hand, China’s government has expressed an interest in ensuring that hog farmers have an incentive to continue to grow hogs to feed China’s demand for pork. A decrease in such an incentive could lead to a drop in hog production, which could in turn result in higher prices in future periods as pork becomes relatively scarcer.

Even though the central government currently supports an artificial floor price with its strategic pork reserves, there is no guarantee this support will continue in the future. If such support decreases or is terminated, our industry could see more drastic fluctuations in the price of pork, which could affect our financial condition and future growth prospects.

Our business benefits from certain government incentives. Expiration, reduction, discontinuation of, or changes to, these incentives will increase our tax burden and reduce our net income.

The PRC government has provided tax incentives to domestic companies in our industry in order to encourage the development of agricultural businesses in China. We have received subsidies, business tax exemptions and government incentives in connection with our operation of hog farms in Heilongjiang. In particular, under current Chinese law, Heilongjiang Sen Yu and Sino-Canadian Sen Yu are exempt from corporate income tax in China for as long as they operate as hog farming enterprises, However, the exception is only for a three year period and the renewal is subject to review by the Jiamushi City State Tax Bureau. The tax exempt status of both Heilongjiang Sen Yu and Sino-Canadian Sen Yu expires on May 31, 2012. Further, Heilongjiang Sen Yu is eligible to receive non-interest bearing loans from the local government. PRC government authorities may reduce or eliminate these incentives through new legislation at any time in the future. In the event we are no longer exempt from income tax, the applicable tax rate would increase from 0% to up to 25%, the standard business income tax rate in the PRC. In addition, the termination of non-interest bearing loans would reduce the working capital available to fund future operations and increase the burden on our cash flow and need for financing. The reduction or discontinuation of any of these economic incentives could negatively affect our financial condition and results of operations.

The outbreak of animal diseases could adversely affect our operations.

An occurrence of serious animal diseases, such as foot-and-mouth disease, swine flu or any outbreak of other epidemics affecting animals or humans might result in material disruptions to our operations, material disruptions to the operations of our customers or suppliers, or a decline in the food retail industry, any of which could have a material adverse effect on our operations. In 2009, there was an outbreak of streptococcus suis in pigs, principally in Sichuan Province, PRC, with a large number of cases of human infection following contact with diseased pigs. There also have been unrelated reports of diseased pigs in Guangdong Province, PRC. Our procurement and production facilities are located in Heilongjiang Province, PRC and were not affected by the streptococcus suis infection. However, there can be no assurance that our facilities or products will not be affected by an outbreak of this disease or similar ones in the future, or that the market for pork products in the PRC will not decline as a result of fear of disease. In either case, our business, results of operations and financial condition would be adversely and materially affected.

We take precautions to ensure that our livestock are healthy and that our facilities operate in a sanitary manner. Nevertheless, we are subject to risks relating to our ability to maintain animal health and control diseases. Livestock health problems could adversely impact production, the supply of raw materials and consumer confidence in all of our operating segments. From time to time, we have experienced outbreaks of certain livestock diseases. We may experience additional occurrences of disease in the future. Disease can reduce the litter of breeding swine, the number of offspring produced, hamper the growth of offspring, result in expensive vaccination programs or require in some cases the destruction of infected livestock, all of which could adversely affect our production or ability to sell or export our products. Adverse publicity concerning any disease or health concern could also cause customers to lose confidence in safety and quality of our food products, particularly as we expand our branded pork products.

In addition to risks associated with maintaining the health of our livestock, any outbreak of disease elsewhere in China or in other countries could reduce consumer confidence in the meat products affected by the particular disease, generate adverse publicity and result in the imposition of import or export restrictions.

Concerns regarding A(H1N1) influenza could adversely affect our business.

There has been substantial publicity regarding the A(H1N1) influenza outbreak since 2009. Although the A(H1N1) virus is a combination of human, bird and swine strains of influenza, the initial and widespread media reports regarding this illness labeled it the “swine flu” or a variation thereof. To date, there is no evidence that A(H1N1) is present in the swine litters at any of our operations or any of the farmers run by the Wang Da Farmers. Moreover, the U.S. Center for Disease Control and other regulatory and scientific bodies have confirmed that people cannot contract A(H1N1) influenza from eating cooked pork or pork products, regardless of whether the livestock used in such products was infected by A(H1N1).  However, consumers’ perceptions regarding the virus may negatively impact demand for our pork products in the future.

There are still a number of potentially significant unanswered questions about A(H1N1), including where the strain originated, when it will run its course and whether it will mutate. Accordingly, it is not possible to predict whether the A(H1N1) influenza outbreak will have a significant adverse effect on our future financial results. Such an effect could result from, among other things, a decline in demand for our pork products or depressed market conditions for hogs in general.

Consumer concerns regarding safety and quality of food products or health concerns could adversely affect sales of our products.

Our sales performance could be adversely affected if consumers lose confidence in the safety and quality of our products. Consumers in the PRC are increasingly conscious of food safety and nutrition. Consumer concerns about, for example, safety of pork products, or about safety of food additives used in processed meat products, could discourage them from buying certain of our products and cause our results of operations to suffer.

Our operating results may fluctuate from period to period.

Our operating results have fluctuated from period to period and are likely to continue to fluctuate as a result of a wide range of factors, including seasonal variations in live pig supply and pork consumption. For example, demand for pork in general is relatively high before the Chinese New Year in January or February each year and lower thereafter. Our production and sales are generally lower in the summer due to a slight drop in meat consumption during the hot summer months. Interim reports may not be indicative of our performance for the year or our future performance, and period-to-period comparisons may not be meaningful due to a number of reasons beyond our control.

We may be subject to substantial liability should the consumption of any of our products cause personal injury or illness. Unlike most food processing companies in the United States, we do not maintain product liability insurance to cover our potential liabilities.

The sale of food products for human consumption involves an inherent risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties or product contamination or degeneration, including the presence of foreign contaminants, chemical substances or other agents or residues during the various stages of the production, transportation or sales process. We cannot assure you that consumption of our products will not cause a health-related illness in the future, or that we will not be subject to claims or lawsuits relating to such matters.

Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertions that our products caused personal injury or illness could adversely affect our reputation with customers and our corporate and brand image. Unlike most food processing companies in the United States, but in line with industry practice in the PRC, we do not maintain product liability insurance. Furthermore, the products manufactured from our hogs could potentially suffer from product tampering, contamination or degeneration or be mislabelled or otherwise damaged. A product liability judgment against us or a product recall could have a material adverse effect on our revenues, profitability and business reputation.

We may be subject to regulations designed to reduce the production of greenhouse gases.

The Chinese government is actively considering legislation to reduce greenhouse gas (GHG) emissions. GHG emissions occur at several points across our operations, including hog farming and transportation, as well as during the processing operations of our customers. Compliance with any such future legislation or regulation can be expected to result in increased compliance and operating costs. However, it is not possible at this time to predict the structure or outcome of any future legislative or regulatory efforts or the eventual cost to us of compliance.

Our management has no experience in managing and operating a public company. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations or financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties, including its attorneys and accountants. While we have a qualified Chief Financial Officer to enable us to meet our ongoing reporting obligations as a U.S. public company, such individuals may not have all of the qualifications necessary to fulfill these obligations.  Failure to adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect the market price of our Common Stock, our business, results of operations, or financial condition, and could result in delays in the development of an active and liquid trading market for our Common Stock.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

We will need to obtain additional debt or equity financing to fund future capital expenditures. Any such financing can be expected to result in dilution to the holders of our outstanding shares of capital stock.

Debt financing may include conditions that would restrict our freedom to operate our business, and may include conditions that:

           •           limit our ability to pay dividends or require us to seek consent for the payment of dividends;

           •           increase our vulnerability to general adverse economic and industry conditions;

           •           require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and

           •           limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our Common Stock.

We are required to establish and maintain internal controls over financial reporting and disclosure, and to comply with other requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

As of the date of this report, our management has concluded that a significant deficiency existed with respect to the Company’s reporting of complex, non-routine transactions. Specifically, the Company’s controls were not designed or operating effectively to ensure that warrants issued in connection with a private placement conducted by the Company in June 2010 were completely and accurately recorded as a derivative liability, measured at fair value, with changes in fair value recognized as gain or loss for each reporting period thereafter. This material weakness resulted in a material misstatement of our liabilities, non-cash expense relating to the changes in fair value of derivative liabilities and equity accounts and related financial disclosures that was not prevented or detected on a timely basis.

As a result of such significant deficiency, we amended our financial statements for our fiscal year ended June 30, 2010 and the quarter ended September 30, 2010 on December 2, 2010. On February 10, 2010 our management, upon recommendation by our independent public accountants, concluded that our amended financial statements for the fiscal year ended June 30, 2010 and the quarter ended September 30, 2010 should no longer be relied upon. We have amended the financials for the fiscal year ended June 30, 2010 and the financial statements for the quarter ended September 30, 2010 on December 2, 2010 and we filed additional amendments to the Form 10-K and Form 10-Q on February 18, 2011 and May 20, 2011.

The remedial measures we are undertaking may be insufficient to address the significant deficiencies we identified, and there can be no assurance that significant deficiencies or material weaknesses in our internal controls over financial reporting will not be identified or occur in the future.  If additional material weaknesses or significant deficiencies in our internal controls are discovered or occur in the future, we may fail to meet our future reporting obligations on a timely basis, our consolidated financial statements may contain material misstatements, we may be required to again restate our prior period financial results, we may be subject to litigation and/or regulatory proceedings, and our business and operating results may be harmed.

Risks Relating To Conducting Business in the PRC

Substantially all of our assets and operations are located in the PRC, and substantially all of our revenue is sourced from the PRC. Accordingly, our results of operations and financial position are subject to a significant degree to economic, political and legal developments in the PRC, including the following risks.

Changes in the political and economic policies of the PRC government could have a material adverse effect on our operations.

Our business operations may be adversely affected by the political and economic environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. As such, the economy of the PRC differs from the economies of most developed countries in many respects.

In recent years, however, the government has introduced measures aimed at creating a form of market economy and policies have been implemented to allow business enterprises greater autonomy in their operations. Nonetheless, a substantial portion of productive assets in the PRC are still owned by the PRC government. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces in the PRC than in others, and the continuation or increases of such disparities could affect the political or social stability in the PRC.

Although we believe the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development in the PRC, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our Company as an investment, which may in turn materially adversely affect the price at which our stock trades.

A downturn in the economy of the PRC may slow our growth and profitability.

All of our revenues are generated from sales in China. The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, the laws and regulations governing our business, and the enforcement and performance of our arrangements with third party contractors, franchisee farmers and customers. The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation, as well as and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our Chinese subsidiaries are considered foreign invested enterprises under PRC laws, and as a result are required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

           •           levying fines;

           •           revoking our business license, other licenses or authorities;

           •           requiring that we restructure our ownership or operations; or

           •           requiring that we discontinue any portion or all of our business.

The ability of our Chinese operating subsidiaries to pay dividends may be restricted due to foreign exchange controls and other regulations of China.

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10% of its after-tax profit each year for its general reserves until the accumulated amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Furthermore, the ability of our Chinese operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash in the Chinese operating subsidiaries. Because substantially all of our operations are conducted in China, all of our revenue earned and currency received are denominated in RMB. RMB is subject to exchange control regulations in China that restrict our ability to convert RMB into U.S. Dollars, and, as a result, we may be unable to distribute dividends outside of China.

Our inability to receive dividends or other payments from our Chinese operating subsidiaries could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects. Accordingly, if we do not receive dividends from our Chinese operating subsidiaries, we may not have sufficient cash flow to fund our corporate overhead and regulatory obligations in the United States and may be unable to pay dividends on our shares of capital stock.

The currency exchange rate between U.S. Dollars and RMB could adversely affect our financial condition.

To the extent we need to convert U.S. Dollars into RMB for our operational needs, our financial position and the price of our Common Stock may be adversely affected should the RMB appreciate against the U.S. Dollar. Conversely, if we decide to convert our RMB into U.S. Dollars for operational needs or paying dividends on our Common Stock, the dollar equivalent of earnings from our subsidiaries in China would be reduced should the U.S. Dollar appreciate against the RMB.

In July 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. Dollar. Under this policy, which was halted in 2008 due to the worldwide financial crisis, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies.  In June 2010, the Chinese government announced its intention to again allow the Renminbi to fluctuate within the 2005 parameters.  It is possible that the Chinese government could adopt an even more flexible currency policy, which could result in more significant fluctuation of Renminbi against the U.S. dollar, or it could adopt a more restrictive policy. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the RMB against the U.S. Dollar.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against the Company, its management or its directors.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, most of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, our PRC legal counsel has advised us that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgments of foreign courts. As such, recognition and enforcement in China of judgments against us, our directors or executive officers obtained from a court in any of those jurisdictions may be difficult or impossible to enforce.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China . Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment in us.

PRC regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and may subject our PRC resident beneficial owners to personal liability, limit our PRC subsidiaries’ ability to distribute profits to us, limit our ability to inject capital into our PRC subsidiaries, or may otherwise expose us to liability under PRC laws.

In October 2005, SAFE, issued the ‘‘Notice on Relevant Issues Concerning Foreign Exchange Administration on Financing and Round-Trip Investment through offshore Special Purpose Vehicles by Domestic Residents’’, generally referred to as Circular 75. The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or controlling offshore special purpose vehicles, or SPVs, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. In addition, any PRC resident that is a stockholder of an SPV is required to amend his SAFE registration within 30 days after any major change in the share capital of the offshore special purpose company without any roundtrip investment being made, such as any increase or decrease of capital, stock right assignment or exchange, merger or division, or investment with long term stock rights or credits. Failure to comply with the requirements of Circular 75 may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s PRC affiliates being impeded or prevented from distributing their profits or the proceeds from any reduction in capital, share transfer or liquidation to the SPV.

We are committed to complying with and to ensuring that our stockholders who are subject to the regulation will comply with the relevant rules. However, we cannot assure you that all of our current or future stockholders who are PRC residents will comply with our request to make or obtain any applicable registrations or comply with other requirements required by Circular 75 or other related rules. Any failure by any of our current or future stockholders to comply with relevant requirements under this regulation could subject us to fines or sanctions imposed by the PRC government, including restrictions on our PRC subsidiaries’ ability to pay dividends or make distributions to us and our ability to increase our investment in our PRC subsidiaries.

PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, or SAT, the State Administration for Industry and Commerce, or SAIC, the China Securities Regulatory Commission, or CSRC, and SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, referred to as the New M&A Rule, which became effective on September 8, 2006 and was amended on June 22, 2009. The New M&A Rule purports, among other things, to require offshore SPVs formed for overseas listing purposes to effect acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

There are substantial uncertainties regarding the interpretation and application of the above rules, and the CSRC has yet to promulgate any written provisions or formally to declare whether the overseas listing of PRC related companies shall be subject to the approval of the CSRC. We believe that CSRC approval is not required for us because we are not an SPV formed or controlled by PRC companies or PRC individuals. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion, and we still cannot rule out the possibility that the CSRC may determine that we circumvent the New M&A rules, Related Clarifications or other PRC securities laws.

If CSRC approval is required in connection with our listing, our failure to obtain, or delay in obtaining, such approval could result in penalties imposed by the CSRC and other PRC regulatory agencies. These penalties could include fines and penalties on our operations in China, restriction or limitation on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect on our stock price, business, operations and financial conditions.

Agreement drafting, interpretation and enforcement in China involves significant uncertainty, which could leave us vulnerable to legal disputes and challenges related to our contracts.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

New labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, the Labor Agreement Law of the PRC, or the New Labor Agreement Law, which became effective on January 1, 2008. The New Labor Agreement Law imposes greater liability on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Agreement Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and future operating prospects.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. We intend to adopt an equity compensation plan in the future and make substantial option grants to our officers and directors, most of whom are PRC citizens. Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens, including our Chief Executive Officer, to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered, we may lose key employees and our business operations may be adversely affected.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law, land is owned by the state or rural collective economic organizations.  The state issues a land use right certificate to land users.  Land use rights can be revoked and the land users forced to vacate at any time when redevelopment of the land is in the public interest.  The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our facilities relies on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.  If our land use rights were revoked, the PRC government may evict our personnel from the current facilities and remove our facilities that we built on the premises with certain compensation; and there is no assurance that we will be able to build comparable facilities in a comparable location.

We are subject to a variety of environmental laws and regulations related to our manufacturing operations. Our failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in China. We cannot assure you that at all times we will be in compliance with the environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws and regulations. Additionally, these regulations may change in a manner that could have a material adverse effect on our business, results of operations and financial condition. We have made and will continue to make capital and other expenditures to comply with environmental requirements.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We face risks related to natural disasters, terrorist attacks or other large scale events in China which could have a material adverse effect on our business and results of operations.

Our business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China. For example, in early 2008, parts of China suffered a wave of strong snow storms that severely impacted public transportation systems. In May 2008, Sichuan Province suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. The May 2008 Sichuan earthquake has had a material adverse effect on the general economic conditions in the affected areas. Any future natural disasters, terrorist attacks or other events in China could cause severe disruptions to, and could have a material adverse effect on, our business and results of operations.

Risk Relating to an Investment in Our Securities

Our Common Stock is thinly traded and you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our Common Stock will develop or be sustained. Our Common Stock has been sporadically or “thinly-traded” on the “OTC Bulletin Board,” meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of our Common Stock in either direction. The price for our shares could, for example, decline precipitously in the event a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained.

We may need additional capital and may sell additional securities or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.